Exhibit 10.30

MASTER SERVICES AGREEMENT

THIS CLINICAL MASTER SERVICES AGREEMENT (the “Agreement”) is entered into as of the effective date, March 6, 2008 (“Effective Date”), by and between TKL Research, Inc., whose offices are located at 365 W. Passaic Street, Rochelle Park, NJ 07662 (together with its, agents and/or affiliates, “TKL”), and Peplin Operations Pty Ltd. located at Level 2, 1 Breakfast Creek Rd, Newstead, Queensland 4006, Australia (“Sponsor”).

WHEREAS, Sponsor is engaged in development and commercialization of pharmaceutical products;

WHEREAS, TKL is a contract clinical research organization with experience and expertise in planning, overseeing, and monitoring human clinical trials, as well as other related services; and

WHEREAS, Sponsor desires to engage TKL to provide certain clinical trial services, and TKL desires to provide such services to Sponsor, subject to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. MASTER AGREEMENT; SCOPE OF WORK

The terms and conditions of this Agreement shall govern the performance of services, including but not limited to services pertaining to clinical trials, by TKL for Sponsor under any individual scope of work document (each a “Scope of Work”) entered into between TKL and Sponsor. Each Scope of Work shall be numbered in accordance with the number of the related protocol (each, a “Protocol”) and clinical trial (each, a “Clinical Trial”) to which it applies. Each Scope of Work, when signed by each party, shall be deemed to form an integral part of this Agreement and shall be incorporated herein by this reference. If the Scope of Work is not explicitly related to a Clinical Trial, it shall be identified by a unique Protocol name.

Each Scope of Work shall include a copy of the applicable Protocol, a detailed description of the services to be performed by TKL, a timeline for performance, payment terms and any other applicable terms. This Agreement together with a particular Scope of Work (including any mutually agreed changes thereto) shall constitute the entire agreement for a particular Clinical Trial and the execution of a Scope of Work and its attachment to this Agreement will authorize the performance of the services described in the “Services” section of the Scope of Work (“Services”). To the extent that any term or condition of a Scope of Work conflicts with the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control, unless the Scope of Work specifically states that the Scope of Work shall control over this Agreement.

2. CLINICAL TRIAL ACTIVITIES

In addition to any obligations of the parties set forth in the applicable Scope of Work or Protocol, the parties shall have the following general obligations with respect to each Clinical Trial:

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2.1 Services

TKL shall conduct its obligations concerning a Clinical Trial and the Services in accordance with the terms and conditions of this Agreement, the applicable Scope of Work, the applicable Protocol (as may be amended from time to time by Sponsor), the written instructions of the Sponsor, the standard of care customary in the contract research organization industry, and the Applicable Standards (as defined in Section 5.2 hereof) (“Applicable Law”). TKL shall ensure that all of its employees and agents furnishing Services hereunder comply with this Section 2.1 and all other relevant provisions of this Agreement.

2.2 Regulatory Matters

Sponsor shall be the regulatory sponsor of each Clinical Trial under Applicable Standards (as defined in Section 5.2) and, as may be required, will hold any clinical trial approvals obtained from those regulatory authorities. Sponsor shall be responsible for all written and oral contact with all appropriate regulatory authorities, including but not limited to FDA, with the assistance of TKL, including, but not limited to safety reports and annual reports required to be submitted by Sponsor to any such regulatory agency. TKL shall promptly provide to Sponsor all information, and execute all documents, requested by Sponsor that are necessary for the transfer by Sponsor, as the regulatory sponsor, to TKL of certain obligations, as specified in the applicable Scope of Work, under FDA regulations, including without limitation 21 CFR § 312.52 “Transfer of Obligations to a Contract Research Organization” and all information necessary to allow Sponsor to meet any regulatory obligation that remains with Sponsor as relates to such Scope of the Work. In addition, and without limitation on the foregoing, TKL will ensure that all relevant requirements are met with respect to: (a) obtaining informed consent in accordance with 21 C.F.R. Part 50, as amended, and authorizations to release PHI (as defined in Section 2.10); (b) obtaining both initial and continuing IRB and/or IEC review and approval in accordance with 21 C.F.R. Part 56, as amended; (c) obtaining and providing to Sponsor a fully completed and signed Form FDA 1572 and any other information required by 21 C.F.R. §312.53(c), as amended; and (d) using all reasonable means to ensure that each Clinical Trial Investigator abides by the Clinical Trial-related commitments and obligations he or she undertook by signing Form FDA 1572.

Notwithstanding anything contained in this Agreement to the contrary, TKL shall not initiate or participate in any communications with any regulatory authorities concerning the subject matter hereof, any Scope of Work, or any Clinical Trial contemplated hereby unless required by the Applicable Standards or requested to do so by Sponsor in writing, and then only after prior consultation with Sponsor.

2.3 Clinical Sites; Investigators

Prior to the commencement of a Clinical Trial, TKL shall provide Sponsor for its review and approval a list of proposed clinical sites and investigators to perform the Clinical Trial, selected by TKL (in consultation with Sponsor) based on the expertise of the investigators in the therapeutic area covered by the Clinical Trial and the ability of the clinical sites and investigators to recruit the required patient population for rapid enrollment in the Clinical Trial. TKL shall review FDA’s listings of debarred, disqualified and restricted investigators and clinical sites, and shall not propose any clinical sites or investigators appearing in such listings. At Sponsor’s request, TKL shall provide additional information and documentation on the clinical sites and investigators proposed by TKL, and Sponsor may identify additional clinical sites and investigators for inclusion in the Clinical Trial.

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Sponsor may also make visits to any clinical site for purposes of independently evaluating the acceptability of such clinical site and assessing the recommended clinical investigators. Sponsor shall be entitled to accept or reject, in its sole and absolute discretion, a clinical site and/or clinical investigator for inclusion in the Clinical Trial.

Unless otherwise stated in the Scope of Work, TKL will negotiate with investigators, sub- investigators, and/or investigative sites (collectively, “Investigators”) to conduct a Clinical Trial, in accordance with the terms and conditions of TKL’s standard confidentiality, non-disclosure agreement (“CDA”) form, clinical trial agreement (“CTA”) form, with the approval of the Sponsor. Sponsor and TKL may modify the CDA and CTA forms, by mutual agreement, to meet country- specific requirements of locations where the Clinical Trial may be conducted, or may use other CDA, CTA and/or CIA forms as mutually agreed to by the parties. TKL will be responsible for translating the CDA, CTA and/or CIA forms into local languages in side-by-side translations if necessary for the purpose of negotiating with Investigators, and will ensure the accuracy and completeness of any and all such translations. If an Investigator requires any revisions to any provisions of the CDA and CTA forms, TKL will submit the proposed revisions to Sponsor, and Sponsor will promptly review, comment on and/or approve such revisions. TKL will be responsible for compensating Investigators pursuant to the provisions of the applicable CTA .

2.4 Clinical Trial Product Supply and Shipment

TKL shall be responsible for coordinating communications with Sponsor and Sponsor-designated vendors, and the responsibility for the Clinical Trial product (“Product”) supply and shipment to sites will be set forth in the applicable Scope of Work. The Product and all information related thereto will be considered Confidential Information under Section 4. TKL will use the Product only in connection with the applicable Protocol and for no other purpose without the prior written consent of Sponsor. Notwithstanding the foregoing, TKL may provide quantities of the Product to regulatory authorities when required by Applicable Law; provided, however, that any such delivery is solely for this limited purpose and with all the protections of confidentiality permitted by law. TKL will ensure that the Product is at all times handled, stored, and administered in full compliance with Applicable Law. Any unused or expired quantities of the Product remaining in the possession of TKL or any Investigators upon expiration or earlier termination of the applicable Scope of Work shall, at Sponsor’s direction and expense, be promptly returned to Sponsor or its designee, or be disposed of in compliance with Applicable Law with written certification of same to Sponsor.

2.5 Clinical Safety Reports

Immediately following the notification of occurrence of a “Serious Adverse Event,” as defined under Applicable Standards (as defined in Section 5.2) and in the applicable Protocol relating to a Clinical Trial (but in no event more than 24 hours thereafter), TKL shall inform in writing Sponsor and/or any other body designated by Sponsor of such occurrence. At a minimum, Serious Adverse Event reports shall include the patient’s initials/study identifier, the reporter’s name, and a description of the event and any other information required by the Protocol. Sponsor shall then prepare and provide to the appropriate regulatory authorities all written safety reports and telephone reports within the timeframes and containing the information required under Applicable Standards (as defined in Section 5.2). TKL shall prepare all the documents required by the clinical site’s IRB or other ethics committee for submission by the investigator in the occurrence of a Serious Adverse Event.

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TKL shall prepare and submit to Sponsor all annual reports containing the description of such adverse events as required under Applicable Standards (as defined in Section 5.2). Sponsor will provide TKL with a copy of each such report submitted to the regulatory authorities for distribution to the clinical site and from there to the IRB or other similar ethics, safety, or medical committee. Sponsor and/or its designee may, at its option, communicate directly with any clinical site and investigator about any Serious Adverse Event or other adverse event. For the avoidance of doubt, Sponsor will remain responsible for reporting of Serious Adverse Events as the named sponsor, but will discharge that responsibility with the assistance of TKL.

2.6 Changes or Modifications in Scope of Work

(a)         Sponsor will have the right from time to time to review or request changes to the Scope of Work pertaining to a particular Clinical Trial and/or Protocol, including but not limited to changes related to:

•	The Protocol
•	Case Report Forms (CRFs)
•	Safety reporting
•	Monitoring guidelines
•	Quality assurance guidelines
•	Data validation guidelines
•	Final study report format

Any material alteration, modification or amendment to the Clinical Trial requested by Sponsor or TKL shall be made in a written notice to the other party as a “Change Order” to the Scope of Work. Each Change Order shall explain in detail the specific changes to the Clinical Trial, Protocol, Services, task, responsibility, duty, and/or timeline, as requested by Sponsor. Any Change Order submitted by Sponsor shall be approved in writing by TKL within 30 days. Sponsor shall have the right to approve or reject, within 30 days, a Change Order submitted to Sponsor by TKL. Sponsor reserves the right to remove services from the Services by notifying TKL, in writing, prior to TKL’s initiation of such services, subject to Sponsor’s payment obligations performed by TKL up to the date of notice and any other payment obligations as contemplated by Section 3 generally. In no event will Sponsor be obligated to pay for such removed services.

An alteration, modification or amendment to a Clinical Trial shall be deemed to be “material” 1) by mutual agreement between Sponsor and TKL; or, 2) if such alteration, modification or amendment would, either individually or in the aggregate (taking into account any prior alterations, modifications or amendments in connection with such Clinical Trial not previously included in a Change Order), result in a greater than ten thousand dollar ($10,000.00) increase in a line item to the Budget Summary, attached hereto as Exhibit B.

Changes in the Budget Agreement in amounts up to but not exceeding ten thousand dollars ($10,000.00) can occur with prior written approval by the Sponsor (e.g., approval by electronic mail) but without the requirement for amendment to the Scope of Work, provided that specific details for Internal Costs (as set forth in Exhibit B) and documentation for Pass Through Expenses are presented to the SPONSOR prior to TKL’s commencement of such services and TKL provides to Sponsor with itemized invoices for such expenses. Specific details for changes to Internal Costs include TKL’s timesheet system which may be audited at the Sponsor’s discretion with reasonable notice to TKL.

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(b)         Promptly following receipt of a Change Order, TKL and Sponsor shall discuss and set forth in writing in the Change Order any impact of the changes requested in the Change Order on the fees payable for (whether an increase or decrease) or other conditions of the Clinical Trial. Upon the parties’ mutual agreement concerning the terms of the Change Order and execution of the Change Order, such Change Order will be effective and its terms shall be incorporated in the applicable Scope of Work and the parties shall amend the applicable Scope of Work in accordance with Section 8.2 hereof (“Approved Change Order”).

(c)         Sponsor and TKL agree that certain costs for activities not meeting the requirements of “material change” may not be charged if they were caused by TKL’s non-compliance with any aspect of this agreement.

2.7 Records; Sponsor’s Right to Audit

(a)         As part of its services hereunder, TKL shall maintain complete and accurate records, accounts, notes, reports and data pertaining to any Clinical Trial and TKL’s activities hereunder and under any applicable Scope of Work and in accordance with Applicable Law (“Service Records”). Service Records shall be deemed to be Confidential Information under Section 4.1 hereunder. Sponsor may at its option, upon reasonable advance notice and during normal business hours, inspect and audit all information, databases and records, accounts, notes, reports, and data pertaining to any Clinical Trial and TKL’s performance under this Agreement or under any applicable Scope of Work, and shall be permitted to make copies thereof and to observe the conduct of any Clinical Trial. During the term of this Agreement (or the term of any Scope of Work that extends beyond the term of this Agreement) and for any longer period specified in any Scope of Work or required by the Applicable Standards, TKL shall maintain all materials, information, databases and records, accounts, notes, reports, and data obtained or generated by TKL in the course of providing services under this Agreement, including all computerized records and files, in a non-public and secure area in accordance with TKL’s archiving policy and Applicable Law. Sponsor may at any time have access to any and all clinical data for any Clinical Trial (and shall be permitted to make copies thereof) and clinical sites.

(b)         At Sponsor’s written request, TKL shall cooperate with any regulatory authorities and allow them access to applicable records and data. TKL shall promptly inform Sponsor of any request or effort by any regulatory authority to review records and data, or to contact, visit, or inspect TKL’s (or any Investigator’s) records and data, relating to any Clinical Trial or TKL’s (or such Investigator’s) performance of services under this Agreement or any Scope of Work, and shall notify Sponsor immediately (and in no event later within 1 business day) if any regulatory authority issues or gives to TKL (or any such Investigator) any notice of intent to inspect, notice of inspection, notice of inspectional observations, warning letter, or other written communication concerning any Clinical Trial, and TKL immediately (and in no event later than within 1 business day) shall provide Sponsor copies thereof. Sponsor shall have the opportunity to review, revise, and/or approve of any response prior to submission of a response by TKL to any governmental regulatory authority submitted by TKL during the course of the inspection.

2.8 Periodic Reports; Return of Materials

(a)         TKL shall provide written reports to Sponsor, from time to time as specified by any Scope of Work, concerning the status and results of the Services to date under any applicable Scope of Work (each a “Progress Report”). TKL will furnish Sponsor with a final report including all findings, data, documents and other information specified by or required under the Scope of

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Work (“Final Report”). All information provided by TKL to Sponsor hereunder with regard to Clinical Trial participants will be furnished by TKL without any subject identifiable information.

(b)         At the expiration or termination of any Scope of Work, all Service Records and other materials, information, databases and records, accounts, notes, reports and data obtained or generated by TKL in the course of providing services under such Scope of Work shall, at Sponsor’s option and at its direction and written request, be (i) returned and delivered to Sponsor or to any third party designated in writing by Sponsor at its offices as Sponsor shall request, (ii) retained by TKL under a mutually agreeable arrangement, or (iii) destroyed. In no event will TKL dispose of materials, information, databases and records, accounts, notes, reports or data obtained or generated by TKL in the course of providing services under any applicable Scope of Work without first giving Sponsor one hundred twenty (120) days’ prior written notice of its intent to do so and complying with any directions or written requests provided by Sponsor during such one hundred twenty (120) day period.

2.9 Enrollment of Subjects.

TKL will not commence enrollment of volunteer subjects in a Clinical Trial unless and until TKL (a) has been notified by Sponsor that all approval, authorizations, and documentation necessary to conduct the Clinical Trial have been obtained (whether or not the applicable Scope of Work requires TKL to obtain such approvals, authorizations and documentation in a particular country or jurisdiction in which the Clinical Trial will be conducted), and (b) TKL has acknowledged receipt of the Protocol for the Clinical Trial thereby agreeing to perform its responsibilities detailed herein. TKL shall, where required by Applicable Law and/or the applicable Protocol, submit the Protocol for review and approval to any applicable regulatory authorities, Institutional Review Boards (“IRBs”), Ethic Research Boards (“ERBs”) or Independent Ethics Committees (“IECs”). Sponsor may close enrollment of subjects in a Clinical Trial upon written notice to TKL.

2.10 Protected Health Information.

TKL and Sponsor recognize that certain information relating to subjects participating in a Clinical Trial may be considered Protected Health Information (“PHI”) and protected under HIPAA (as defined in Section 5.2) and its implementing regulations, and may also be protected under other applicable laws, including, without limitation, the European Data Protection Legislation. TKL will take all reasonable measures to ensure that all authorizations required under HIPAA, the European Data Protection Legislation and other laws are obtained from subjects at any site under the Clinical Trial, permitting TKL to disclose such participants’ PHI to Sponsor as contemplated by this Agreement and the applicable Protocol. Sponsor may further disclose such PHI to the extent permitted under this Agreement, the applicable Protocol, HIPAA, the European Data Protection Legislation and other applicable law.

2.11 Cooperation with CROs.

TKL acknowledges that Sponsor, without the consent of TKL, has designated or may designate one or more other third-party contract research organizations to assist the Sponsor outside the United States (“CROs”) to assist Sponsor with any Clinical Trial, and TKL agrees to reasonably cooperate with any and all CROs or other designees of Sponsor in the performance of the Services hereunder. Notwithstanding the foregoing, TKL will not contact or otherwise interact with the CROs in performing the Services unless specifically authorized by Sponsor in connection with TKL’s performance of the Services. Any conclusion reached by TKL regarding

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data quality or the performance of services by such CROs will be conveyed solely to Sponsor. Sponsor will have sole responsibly for communicating with the either of the CROs regarding any such conclusion or the services rendered by the CROs in connection with the Clinical Trial. Sponsor will be responsible for the integrity of any data or information from such third party CROs to the extent the same is incorporated into the data base developed in connection with the Study conducted by TKL, unless TKL’s independent analysis and interpretation by TKL of such third party CRO data and information is specifically authorized in writing by Sponsor to TKL as a Change Order.

3. COMPENSATION; PAYMENTS

3.1 Compensation

As payment to TKL for Services provided by TKL under any applicable Scope of Work (Exhibit A), Sponsor shall compensate TKL in accordance with the terms set forth in such Scope of Work, as the same may be amended by mutual written consent of the parties hereto (the “Fees”). The parties acknowledge and agree that the total costs for Services performed and, if authorized by Sponsor, reimbursable out-of-pocket expenses or project pass-through costs actually incurred with respect to a particular Scope of Work will not exceed the figure for total project costs specified in such Scope of Work without the prior written consent of Sponsor and/or execution of an Approved Change Order under Section 2.6(b) of this Agreement, except as provided otherwise in Section 2.6(a). In the event of a change in any material Clinical Trial parameter, such as number of subjects, number of Clinical Trial sites, Clinical Trial timeline or Protocol design, results in an increase or decrease in the scope or amount of Services for reasons outside the reasonable control of TKL, such changes and their financial implications will be promptly summarized in writing by TKL and provided to Sponsor. Any additional Services (and associated budget increases) must be mutually approved by the parties in writing, prior to the performance of such Services and the applicable Scope of Work amended accordingly. The parties agree that they shall in good faith negotiate the reasonable costs of the additional Services, and TKL shall use its best efforts to mitigate the impact of such additional Services on the budget for the Clinical Trial.

In the event that a Clinical Trial or part thereof is terminated before completion, the applicable Scope of Work shall be amended, as Sponsor directs in writing, to reflect the impact of such termination and TKL will be compensated 1) for all work actually and satisfactorily completed to date; 2) for all uncancellable obligations as of the effective date of termination with regard to third parties who are providing goods and/or services that were approved by Sponsor and that reasonably fall within the work outlined in the applicable Scope of Work (“Non-Cancelable Costs”) (provided that TKL shall use its best efforts to mitigate any such obligations), solely to the extent such Services have not already been paid for by Sponsor and 3) for 60 days of Project Management labor and the labor portion of Clinical Monitoring for staff non-allocatable to other projects. In addition, TKL will promptly reimburse Sponsor for any amounts paid by Sponsor pursuant to this Agreement for Services that have not yet been completed (other than Non-Cancelable Costs) as of the effective date of such termination. The foregoing obligations of Sponsor to compensate TKL in the event of termination before completion shall not apply in the event that termination by Sponsor resulted from a material breach of contract by TKL. Project Management costs will be determined based on the 1-month period following the time point at which the study was terminated using the Project Management Allocation spreadsheet (Exhibit D). Clinical Monitoring costs will be based on projected monitoring visits during the 1-month period following termination as identified in the Scope of Work. However, since it is in the best interest of TKL and its employees to remain continuously engaged in the conduct of

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their normal professional duties and for TKL to replace the income stream lost as a result of the study cancellation, TKL will make every effort to re-allocate Project Management and Clinical Monitoring personnel to replacement activities. Therefore, the Sponsor will only be charged for inactive hours for which replacement activities can not be found during said time.

In the event of a suspension or material delay(s), Sponsor and TKL agree that a delay in a Clinical Trial of thirty (30) or more days, cumulatively or sequentially, shall constitute a condition of additional reimbursement provided that delay is not caused by TKL (unless or until Sponsor terminates such Clinical Trial) and the parties shall amend the Scope of Work with the execution of a Change Order.

Any funds held by TKL that are unearned at the conclusion of the termination process shall be returned to Sponsor within thirty (30) days of termination of the applicable Scope of Work.

3.2 Pass-through Expenses

To the extent that the Fees set forth in an applicable Scope of Work for a Clinical Trial provide that TKL will pass through certain expenses (“Pass Through Expenses”) of a Clinical Trial to Sponsor, reimbursement by Sponsor for such pass-through expenses (including any increase in Pass Through Expenses) is subject to Sponsor’s prior written approval of such expenses and the provision by TKL of reasonable documentation attesting to such payments being made.

Compensation in the event of delays or termination is addressed in Section 7.4.

3.3 Payments; Taxes

All payments provided for under the terms of any Scope of Work shall be invoiced to Sponsor. Sponsor shall make payments on any undisputed amounts within thirty (30) calendar days of the date of receipt of the invoice. Notwithstanding anything to the contrary herein, in the event Sponsor in good faith disputes any invoice or portion thereof, Sponsor with notify TKL, and payment for such invoice or portion there of will not be due until the parties resolve such dispute, provided that Sponsor will promptly pay the undisputed portion of any disputed portion of any disputed invoice. Taxes (including any penalties thereon) imposed on any payment made to TKL pursuant to an applicable Scope of Work shall be the sole responsibility of TKL.

3.4 Audit

During the term of this Agreement (or the term of any Scope of Work that extends beyond the term of this Agreement) and for a period of two (2) years thereafter, Sponsor (and/or its consultants or other agents) shall have the right to audit TKL’s records, agreements and other documents in a manner sufficient to permit Sponsor to audit the services actually performed by TKL against the agreed-upon Fees, as well as calculation and recording of fees. Any such audit shall take place at a time and place agreed to by the parties no later than ten (10) days following Sponsor’s notice of exercise of its audit rights hereunder (unless a later date is mutually agreed to by the parties). TKL shall cooperate fully in any audit conducted hereunder and shall provide reasonable access to relevant employees, agents, and other representatives of TKL and to TKL’s books, records, agreements, and other documents as Sponsor reasonably requests. Sponsor shall be responsible for its own expenses for these audits, including the costs of any third-party accountants and consultants; provided, however, that in the event that audit results determine that any fees have been overstated for the period examined, TKL shall pay all

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reasonable costs and expenses incurred by Sponsor in the course of making such determination, including the fees and expenses of such third-party accountants and consultants.

4. CONFIDENTIALITY AND PROPRIETARY RIGHTS

4.1 Confidentiality

TKL agrees to maintain as confidential any and all materials, data and information, trade secrets or know how relating to this Agreement, any Scope of Work, Clinical Trial, Product or Protocol, as well as all regulatory documentation, project management plans, feasibility studies, reports Services Records and Inventions that TKL has received or receives from Sponsor or its designees or agents, or obtains as a result of the performance by TKL of services under this Agreement, through oral, electronic, graphic or other tangible or intangible means, whether or not marked ‘confidential’ or ‘proprietary’ or that TKL generates, prepares, or otherwise obtains as a result of performing the Services under this Agreement (collectively, “Confidential Information”), and further agrees to disclose the Confidential Information only to those persons under TKL’s direct control or designated sub-contractors who have a need to know the Confidential Information for purposes of performing TKL’s obligations under this Agreement and who have agreed in advance in writing to comply with and be bound by the terms of this Section 4. All Confidential Information containing personal data will be handled in accordance with all Applicable Law, including without limitation HIPAA.

At no time shall TKL use, or allow others to use, the Confidential Information for any purpose other than performance of TKL’s obligations under and in accordance with this Agreement or disclose the Confidential Information to any third party without the prior written consent of Sponsor and then only after the party to whom such disclosure will be made has agreed in writing to comply with and be bound by the terms of this Section 4. The foregoing confidentiality obligations shall not apply to Confidential Information to the extent TKL can establish by competent documentary proof that:

(a)         such Confidential Information was already properly and independently known to TKL at the time of disclosure to TKL, as shown by prior written records, provided that TKL advises Sponsor promptly upon discovering that such Confidential Information was already known to TKL;

(b)         such Confidential Information was generally available to the public or otherwise part of the public domain at the time of disclosure to TKL;

(c)         such Confidential Information became generally available to the public or otherwise part of the public domain after its disclosure or development, as the case may be, and other than through an act or omission of TKL (or its employees, agents, subcontractors, advisors or other personnel under TKL’s control);

(d)         such Confidential Information was properly disclosed to TKL by a third party who had no obligation not to disclose such information to others; or

(e)         TKL was required to disclose such information pursuant to Applicable Standards, provided that TKL notified Sponsor in writing at least ten (10) days in advance to provide Sponsor with the opportunity to seek an appropriate protective order to prevent such disclosure or to allow for the parties to attempt in good faith to agree upon a mutually satisfactory way to

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disclose such Confidential Information as necessary for this limited purpose and with all protections of the confidentiality permitted by law.

TKL agrees that upon the expiration or earlier termination of this Agreement or, at Sponsor’s written request, it will (and will cause its directors, officers, employees, agents, representatives, advisors and subcontractors to) return to Sponsor all parts of its Confidential Information provided by it in documentary or electronic form and return or destroy any copies thereof made by its directors, officers, employees, agents, representatives or subcontractors. Notwithstanding the foregoing, TKL may maintain, in a secure area, one (1) copy of any and all Confidential Information that TKL is required to maintain under Applicable Laws.

TKL acknowledges that disclosure or distribution of Confidential Information, or the use of Confidential Information contrary to the terms of this Agreement, may cause irreparable harm for which damages at law may not be an adequate remedy, and agrees that the provisions of this Agreement prohibiting disclosure or distribution of Confidential Information or use contrary to the provisions hereof may be specifically enforced by a court of competent jurisdiction in addition to any and all other remedies available at law or in equity.

4.2 Publication

TKL shall not publish any articles or papers or make any presentations, nor assist any other person in publishing any articles or papers or making any presentations, relating or referring to this Agreement, any Scope of Work, Clinical Trial or Protocol, the services performed by TKL hereunder, Clinical Trial results, any Product, or data, information, materials obtained or generated in the performance of TKL’s obligations hereunder, in whole or in part, without the prior written consent of Sponsor which consent may be withheld in its sole discretion.

4.3 Proprietary Rights

(a)         Neither anything contained in this Agreement (or in any applicable Scope of Work) nor the disclosure or provision to TKL of any Confidential Information or other information or items shall be deemed to transfer or grant to TKL, or any other person or entity any right, title, interest, or license in, to or under any patent or patent application owned or licensed by Sponsor or other intellectual property or other right of Sponsor or in or to any information, discoveries, knowledge, experience, processes, procedures, devices, compositions of matter, skills, know-how, samples, trade secrets, designs, formulae, specifications, methods, techniques, compilations, programs, devices, technical information, concepts, developments, inventions or improvements, whether patentable or not, or other technology, inventions or property of Sponsor.

(b)         TKL agrees that the intellectual property and materials that are the subject of this Agreement or any Scope of Work hereunder, including without limitation all information, discoveries, knowledge, experience,-processes, procedures, devices, compositions of matter, skills, know-how, samples, trade secrets, designs, formulae, specifications, methods, techniques, compilations, programs, devices, technical information, concepts, developments, inventions or improvements, whether patentable or not, and materials related to any Product, Clinical Trial or Protocol, or otherwise derived as a direct or indirect result of the Services, whether generated by Sponsor, TKL, any Investigators or their employees or agents, either solely or jointly with others (“Inventions”), shall promptly be made known to Sponsor in writing and Sponsor shall have sole and exclusive rights to all such Inventions, which shall be the sole and exclusive property of Sponsor, provided, that Inventions related to computer software programs, statistical methodologies, technical processes, methods, formulae or analyses

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

developed by TKL prior to the date of this Agreement or during the term of this Agreement that relate solely to conducting clinical trials and not to the development activities of Sponsor and that can be used by TKL without disclosing or incorporating any Inventions or Confidential Information (the “TKL Property”), as shown by prior written records, shall remain the sole and separate property of TKL; provided that, TKL agrees to disclose any TKL Property or improvements to TKL Property made in the course of fulfilling its obligations under this Agreement (“TKL Property Improvements”) and hereby grants Sponsor a worldwide, fully paid, royalty-free, perpetual, irrevocable right and license, with the right to sublicense to use such TKL Property Improvements for development and manufacture of any Product pursuant to this Agreement, on an non-exclusive basis. TKL agrees that it will cause clinical sites and investigators to execute agreements in favor of Sponsor providing Sponsor with the same intellectual property rights to Inventions arising out of the Clinical Trial performed by such investigators at such clinical sites. All Inventions will be deemed to be Confidential Information subject to the provisions of Section 4.1.

(c)         Subject to the provisions of Sections (a) and (b) above, TKL hereby agrees to assign, and hereby assigns to Sponsor, without additional compensation, its entire right, title and interest, present and future, in and to all Inventions. To the extent, if any, that any Inventions are not assignable, TKL (i) unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against Sponsor with respect to such rights; (ii) agrees, at Sponsor’s request and Sponsor’s expense, to consent to undertake or join in any action to enforce such rights; and (iii) hereby grants to Sponsor a perpetual, irrevocable, fully paid-up, royalty-free, transferable, sub-licensable (through multiple levels of sublicenses), exclusive, worldwide right and license to use, reproduce, distribute, display and perform (whether publicly or otherwise), prepare derivative works of and otherwise modify, make, sell, offer to sell, import and otherwise use and exploit (and have others exercise such rights on behalf of Sponsor) all or any portion of such Invention, in any form or media (now known or later developed).

(d)         Whenever requested to do so by Sponsor, TKL will execute any and all applications, assignments, or other instruments and give testimony which Sponsor shall deem necessary to apply for and obtain patent rights anywhere in the world; or to otherwise protect the interests of Sponsor therein. Sponsor shall reasonably compensate TKL, subcontractors and agents for the time actually devoted to said activities and reimburse TKL for reasonable expenses actually incurred. These obligations shall continue beyond the termination of this Agreement with respect to Inventions, and shall be binding upon assignees, administrators and other legal representatives of TKL.

(e)         Neither TKL nor any Investigator, clinical site employee, agent, or other representative of TKL shall file, directly or indirectly, in its own name or in the name of third parties, any application for patent rights or any other right of intellectual property protecting or mentioning any part of the Inventions or Confidential Information or any process pertaining to the use of the Inventions or Confidential Information.

4.4 Rights in Materials, Data and Reports

TKL hereby assigns, and shall cause all Investigators to assign, to Sponsor all right, title and interest, including copyrights and other intellectual property rights, in and to all Inventions, including without limitation, works of authorship, data, reports and other materials, including without limitation protocols, investigators’ brochures, case report forms and summary statistical reports, which shall be developed in performance of the Clinical Trial or by TKL in the course of

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

performing its obligations under this Agreement. For avoidance of doubt, the obligations of TKL to assign and deliver to Sponsor the subject matter hereunder shall remain in effect notwithstanding any dispute between the parties. Furthermore, for the avoidance of doubt, this clause shall not apply to any TKL Property or any direct developments of such TKL Property that may occur during the term of this Agreement.

5. ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS

TKL represents, warrants and covenants that:

5.1 Conduct of Activities

TKL will perform, and cause all Investigators to perform, the Services and obligations to be performed by TKL or an Investigator pursuant to this Agreement and any applicable Scope of Work in a competent and professional manner in conformance with the standard of care usually and reasonably expected in the performance of such activities in the pharmaceutical industry, and in each case in conformance with procedures approved in advance by Sponsor and to its reasonable satisfaction. TKL and its personnel performing Services have, and will maintain through the performance of the Services, all material information, licenses, approvals or certification necessary for safety, adequately and lawfully performing the Services. If any license, approval or certification is suspended or revoked during the term of the Agreement, TKL will notify Sponsor within twenty- four (24) hours in writing.

5.2 Compliance

TKL will perform, and cause all Investigators to perform, the Services and obligations to be performed by TKL or an Investigator pursuant to this Agreement and any applicable Scope of Work in compliance with all applicable national, multi-national, supranational, foreign, federal, state and local laws, rules, regulations, directives and published guidelines relating to the conduct of the applicable Scope of Work and Clinical Trial and the use of investigational drugs in humans, and with the standard of care customary in the pharmaceutical industry, including but not limited to (i) the Health Insurance Portability and Accountability Act of 1996, and the regulations promulgated pursuant thereto, including, but not limited to, 45 C.F.R. Part 160 and Part 164, Subparts A and E (Privacy Rule) and Subpart C (Security Rule) (“HIPAA”), (ii) the ICH Consolidated Guidance for Good Clinical Practice (April 1996), (iii) the United States Federal Food, Drug and Cosmetic Act and the regulations promulgated pursuant thereto, (iv) the World Medical Association Declaration of Helsinki; (v) the Directive EC/95/46 of the European Parliament and of the Council, and any applicable national legislations promulgated thereunder and any and all laws and regulations applicable in the countries in which such data collection and processing would occur (“European Data Protection Legislation”); (vi) the 2001/20/EC Directive relating to the implementation of good clinical practice in the conduct of clinical trials on medicinal products for human use and any legislation enacted thereunder and (vii) other local laws, rules, regulations and guidelines set forth in a Scope of Work and (the foregoing, collectively, the “Applicable Standards”). TKL will promptly notify Sponsor of any observed or suspected violations of such Applicable Standards by itself or by any investigators and clinical sites.

5.3 No Debarment/ No Proceedings

In accordance with the requirements of the U.S. Food, Drug, and Cosmetic Act, as amended, TKL certifies that it is not and will not utilize the services of any person or affiliate

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

person/organization debarred under 21 U.S.C.§ 335a in any capacity in connection with the performance of the Services provided under this Agreement or any Scope of Work. TKL also certifies that it is not and will not utilize the services of any person or affiliate person/organization for whom convictions subject to debarment have occurred in the past five (5) years in any capacity. If at any time after execution of this Agreement, TKL becomes aware that it or any person employed by it or any affiliate person/organization, including any consultant or sub-contractor whose services TKL has utilized or will utilized with respect to the services to be performed hereunder, has been or is in the process of being debarred or is convicted of an offence subjecting it or any person to debarment, TKL will so notify Sponsor at once. TKL shall regularly, but no less frequently than once per calendar quarter, review the names of (a) those persons whose services it utilizes, whether or not employed by TKL, and (b) the Investigators retained for any Clinical Trial against the list of debarred individuals or organizations. As of the date of execution of this Agreement, no claims actions, proceedings or investigations that might result in such restrictions, exclusions, sanctions or other disciplinary measures are pending or, to the best of TKL’s knowledge, threatened against TKL or any of its personnel who provide Services thereunder and TKL will immediately notify Sponsor of any allegations or investigations of TKL personnel regarding actual or threatened claims of professional or research misconduct or any violation of law relating to or potentially affecting Sponsor, this Agreement, any Clinical Trial or Scope of Work, or the performance of the Services.

6. INDEMNIFICATION; INSURANCE

6.1 Indemnification by TKL

TKL agrees to defend, indemnify, and hold harmless Sponsor and its affiliates, and their respective employees, officers, directors, and consultants against and from any losses, claims, liabilities, damages, proceedings, or investigations (including reasonable attorney fees and court costs) (collectively, “Losses”) arising out of or in connection with (i) any TKL lndemnitee’s (as defined in Section 6.2) negligence or intentional misconduct; or (ii) a breach of any covenant, warranty or representation in or any obligations under this Agreement or any Scope of Work by any TKL Indemnitee; or (iii) a violation by any TKL lndemnitee of Applicable Law, provided that:

(a)         such indemnification shall be limited to the extent such Losses arose out of Sponsor’s negligence, intentional misconduct or breach of any covenant, warranty or representation in this Agreement or any Scope of Work;

(b)         that the Sponsor lndemnitees notify TKL within a reasonable period after incurring such loss or receiving such claim and shall reasonably cooperate with TKL in its defense (such cooperation to be at TKL’s expense); and

(c)         TKL will have the right to select defense counsel reasonably acceptable to Sponsor and to direct the defense or settlement of any such claim or suit. Notwithstanding the foregoing, the Sponsor will have the right to choose its own counsel and defend against any claim at its own expense, without prejudicing its right to seek indemnification from TKL as described herein; provided, however, that Sponsor will make no admission to, or any settlement or agreement with, any person or party who is in any manner related to any claim, action or proceeding for which indemnification may be sought hereunder, without the TKL’s prior written consent.

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.2 Indemnification by Sponsor

Sponsor agrees to defend, indemnify, and hold harmless TKL and its affiliates, and their respective employees, officers, directors, and approved consultants (the “TKL lndemnitees”) against and from any Losses brought against TKL lndemnitees, or any one of them, by a third party arising out of or in connection with TKL’s performance of its obligations under this Agreement or any Scope of Work, provided that:

(a)         Sponsor will have no obligation hereunder to the extent that the Losses arose out of (i) any TKL lndemnitee’s negligence or intentional misconduct; or (ii) breach of any covenant, warranty or representation in or any obligations under this Agreement or any Scope of Work by any TKL lndemnitee; or (iii) ) a violation by any TKL lndemnitee of Applicable Law;

(b)         that the TKL Indemnitees notify Sponsor within a reasonable period after receipt of such claim and cooperate with Sponsor in their defense; and

(c)         Sponsor will have the right to select defense counsel (reasonably acceptable to TKL) and to direct the defense or settlement of any such claim or suit. Notwithstanding the foregoing, the TKL will have the right to choose its own counsel and defend against any claim at its own expense, without prejudicing its right to seek indemnification from Sponsor as described herein; provided, however, that TKL will make no admission to, or any settlement or agreement with, any person or party who is in any manner related to any claim, action or proceeding for which indemnification may be sought hereunder, without the Sponsor’s prior written consent.

6.3 Limitation of Liability

With the exception of liability arising out of a party’s indemnification obligations hereunder or arising out of a breach of a party’s obligations under Section 4.1 (Confidentiality), neither party shall be liable for any indirect, incidental, special or consequential damages, including loss of profits, revenue, goodwill, shareholder confidence and similar remote damages (“Indirect Damages”) incurred by the other party, whether in an action in contract or tort, even if it has been advised of the possibility of such damages; provided, however, that TKL may be liable for Indirect Damages not to exceed **** dollars ($****) for material breaches of its proprietary rights obligations as set forth in Section 4.3 and in the case of TKL’s gross negligence or willful misconduct; provided however that this limitation of liability shall not apply to TKL’s material breach of its confidentiality obligations as set forth in Section 4.1.

6.4 Insurance

Sponsor will carry Professional Liability and other applicable insurance policies during the term of this Agreement in such amounts and providing such coverage as is reasonable and customary for commercial entities undertaking the Clinical Trials contemplated by this Agreement. Sponsor shall provide TKL with a copy of the clinical trial insurance policy.

TKL will assure that all Investigators carry $****/$**** Professional Liability insurance or as per individual state limitations and will obtain copies of insurance certificates substantiating each Investigator’s coverage. TKL will carry Commercial General Liability insurance in the amount of $****/$**** and Workers’ Compensation insurance during the term of this Agreement.

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7. TERM; TERMINATION; POSTPONEMENT

7.1 Term

This Agreement shall be effective as of the Effective Date, and shall continue for a period of five (5) years thereafter, unless earlier terminated as set forth herein, or extended by written mutual agreement of the parties. The termination of this Agreement will automatically terminate any and all Scope of Work, unless otherwise agreed to by the parties in writing. The termination of any or all Scope of Work will not automatically terminate this Agreement, unless otherwise agreed to by the parties in writing.

7.2 Termination for Patient Safety

In the event Sponsor believes that patient safety considerations may indicate that any Clinical Trial or part thereof should cease, Sponsor shall promptly consult with TKL regarding such belief and the reasons therefore, and TKL shall cooperate with Sponsor in making any changes necessary to address and cure such safety considerations. Sponsor may terminate the Clinical Trial immediately if Sponsor determines that patient safety considerations require such termination.

7.3 Termination

This Agreement or any applicable Scope of Work may be terminated (i) immediately by Sponsor or TKL, as the case may be, upon the material breach of this Agreement or such Scope of Work by the other party and the failure of such other party to cure such breach within thirty (30) days of receipt of the non-breaching party’s written notice of such breach, unless the Sponsor in its sole discretion determines that a breach by TKL of Applicable Law, this Agreement or any Scope of Work cannot be cured, in which case TKL will not have the opportunity to cure and/or (ii) by Sponsor without cause upon written notice to TKL of its intent to terminate, and subject to the payment provisions set forth in Section 3.1.

7.4 Effect of Termination, Suspension or Delay

Upon termination of this Agreement or any applicable Scope of Work, TKL shall cooperate with Sponsor to provide for an orderly completion of the Services necessary for appropriate close-out including, to the extent relevant, an orderly transfer of TKL’s responsibilities with respect to any Clinical Trial or part thereof to Sponsor or its designee, including without limitation, TKL’s assignment at Sponsor’s request of one or more clinical trial agreements with one or more particular clinical trial sites to Sponsor, if applicable.

Upon receipt of written notice of termination, suspension or delay of the Clinical Trial or any part thereof under a Scope of Work, TKL shall use its best efforts to immediately suspend its and each affected Investigator’s performance of services, shall make no further expenditures nor incur further expenses, shall attempt to mitigate any expenses or costs already incurred in connection with the suspension or delay of services, except those directly caused by the termination, suspension or delay, under the Scope of Work with respect to the Clinical Trial. In the event of resumption of the Clinical Trial or any part thereof, Sponsor shall notify TKL in writing, at which time TKL will resume, and instruct each clinical site to resume, their respective activities with respect to the Clinical Trial in accordance with the terms of the applicable Scope of Work.

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Reference is made to Sections 2.6 and 3.1 regarding compensation to TKL as a result of a termination, suspension or delay.

8. MISCELLANEOUS

8.1 Independent Contractors

For purposes of this Agreement, the parties agree that they are and will be acting solely as independent contractors and nothing contained in this Agreement is intended or shall be construed to place them in the relationship of partners, principal and agent, employer/employee or joint ventures, nor to give either party the authority to legally bind the other party, and neither party shall hold itself out as having such authority.

8.2 Amendments

This Agreement and any Scope of Work may not be amended or modified in any manner except by an instrument in writing signed by both of the parties.

8.3 Entire Agreement

This Agreement (including each Scope of Work entered into hereunder) constitutes the entire agreement of the parties with respect to the subject matter hereof, and it supersedes all prior oral and written agreements, commitments or understandings with respect to the matters provided for herein, including without limitation any memorandum of understanding, letter of intent or letter of agreement.

8.4 Governing Law

This Agreement and the performance hereof shall be governed, interpreted, construed and regulated by the laws of the State of New Jersey.

8.5 Notices

All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement or any Scope of Work shall be in writing and shall be mailed by overnight courier, or transmitted by hand delivery or by facsimile, addressed as follows:

If to Sponsor:

David Smith

Company Secretary

Peplin

Level 2, 1 Breakfast Creek Rd

Newstead, QLD 4006

Australia

Telephone: +617 3250 1200; Facsimile: +617 3250 1299

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

With a copy to:

Arthur Bertolino, MD, PhD

Chief Medical Officer

Peplin

6475 Christie Avenue

Emeryville, CA 94608

Telephone: (510) 653-9700; Facsimile: (510)-653-9704

If to TKL:

TKL Research, Inc.

365 W. Passaic Street

Rochelle Park, NJ 07662

Attention: Robert C. Reardon, PhD - Executive Vice President

Telephone: (201) 587-0500; Facsimile: 201-587-0209

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee. In the case of notices sent by facsimile transmission, the notifying party shall also send a confirmation copy of any such notice to the other party by first class-mail or registered air-mail, as appropriate.

8.6 Severability

In the event that any term of this Agreement is held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other portion of this Agreement, and there shall be deemed substituted therefore such term as will most fully realize the intent of the parties as expressed in this Agreement to the fullest extent permitted by applicable law, the parties hereby declaring their intent that this Agreement be construed in such fashion as to maintain its existence, validity, and enforceability to the greatest extent possible.

8.7 Survival

Neither expiration nor termination of this Agreement shall terminate those obligations and rights of the parties pursuant to this Agreement which by their terms are intended to survive and such provisions shall survive the expiration or termination of this Agreement. Without limiting the generality of the foregoing, the following provisions of this Agreement shall survive any expiration or termination hereof: Sections 1, 2.2, 2.7, 2.8(b), 3.3, 3.4, 4, 5, 6, 7 and 8 and all definitional provisions of this Agreement corresponding to the foregoing.

8.8 Waiver

Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement or any Scope of Work, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or any Scope of Work or to exercise any right or privilege hereunder or thereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any of such

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

provisions, rights or privileges hereunder or thereunder. No waiver by a party hereto of, or consent by a party hereto to, a variation from any provision of this Agreement or any Scope of Work shall be effective unless made in a written instrument duly executed on behalf of such party.

8.9 Assignment

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. While it is contemplated that TKL may utilize approved consultants or sub-contractors in fulfillment of its obligations hereunder in accordance with Section 8.14 hereunder, TKL may not transfer or assign this Agreement (or any Scope of Work) or its obligations or rights hereunder (or thereunder) to a third party without the prior written consent of Sponsor, and any limited utilization of consultants or sub-contractors will not relieve TKL of its obligations hereunder. To the extent that TKL does, in fact, utilize approved consultants or sub-contractors, TKL shall ensure that said third parties agree in writing to abide by the terms of this agreement, including but not limited to the Confidentiality obligations set forth in Section 4. Any purported assignment not in conformance with this Section 8.9, shall be null, void and of no legal effect. For clarity, Sponsor may assign this Agreement in whole or in part to any corporate affiliate or in the context of a merger, acquisition or sale of substantially all of Sponsor’s business or assets relating to this Agreement, or by a change in control or by operation of law, in each case without the consent of the other TKL.

8.10 Publicity

TKL shall not use the name of Sponsor, its affiliates or subsidiaries (or reference any activities of Sponsor, its affiliates or subsidiaries) in any of TKL’s promotions, public statements or other similar public disclosures without the prior express written consent of an authorized representative of Sponsor.

8.11 Counterparts

To facilitate execution, this Agreement and any Scope of Work may be executed in as many counterparts as may be required. All counterparts shall collectively constitute a single agreement.

8.12 Warranties

It is understood that all materials and information provided hereunder are experimental in nature. Sponsor makes no warranties, express or implied, including without limitation any of the implied warranties of merchantability, fitness for a particular purpose and non-infringement regarding any materials and/or any information provided hereunder. Additionally, Sponsor makes no representations of any kind, express or implied, regarding the safety or efficacy with respect to such materials and/or information.

8.13 Non-Competition / Conflict of Interest

TKL agrees that it will not directly or indirectly consult or assist in the developing, testing, manufacturing, selling, importing or distributing of any product or products using the Compound (defined below) in the Fields of Use (defined below) in the United States, Canada, Mexico, Latin America (the “Territory”), or assist or participate in, or facilitate or encourage any effort or attempt by any other person or entity to do or seek to do any of the foregoing in the Territory.

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

The foregoing covenants by TKL shall expire one year from the last date of submission for approval to the FDA for all indications for which TKL is awarded a development contract as set forth in a Scope of Work. In the event that a Clinical Trial or Scope of Work is terminated by Sponsor, then the foregoing non-competition restrictions shall expire one year from the date on which such termination occurs. Likewise, in the event a study materially fails to meet agreed- upon timeline or performance milestones for reasons beyond TKL’s control or through no fault of TKL, then the foregoing non-competition restrictions shall expire one year from TKL’S Final Performance Milestone as Defined in this Agreement. For purposes of clarity, if either of the foregoing occurs with respect to less than the full number of indications for which TKL is awarded a development contract as set forth in a Scope of Work, the foregoing covenants remain in full effect for all development contracts unaffected by either of the foregoing circumstances.

8.14 Subcontractors.

TKL will not subcontract or use consultants for any Services without the prior written consent of Sponsor, which consent will not be unreasonably withheld or delayed. Sponsor will have the right to review and pre-approve contracts with any such subcontractors or consultants, and such contracts shall, at a minimum, contain terms substantially similar to those in this Agreement with respect to compliance with law, obligations of confidentiality and non-use of Confidential Information, ownership and allocation of intellectual property rights and indemnification obligations. Any subcontractor, contractor and/or affiliate to which TKL contemplates subcontracting Services will be named in each applicable Scope of Work. Upon consent from Sponsor, TKL will have the right to provide all or any part of the Services for a Clinical Trial through affiliates of TKL, in which case such affiliate will execute the applicable Scope of Work and will be deemed to have executed this Agreement and agreed to be bound by the terms and conditions hereof. The phrase “Affiliates of TKL” will mean entities which are able to provide the Services and which control, are controlled by or are under common control with TKL. Notwithstanding anything to the contrary, TKL remains responsible for the performance of any of its obligations under this Agreement that it delegates to a subcontractor, contractor or Affiliates of TKL.

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, to be effective as of the date of the last signature below (Effective Date).

Peplin Operations Pty Ltd		TKL Research, Inc.

By:	/s/ Peter J. Welburn, PhD	By:	/s/ Robert C. Reardon, PhD

Name:	Peter J. Welburn, PhD	Name:	Robert C. Reardon, PhD

Title:	General Manager Australia, and Chief Scientific Office	Title:	Executive Vice President

Date:	2 April 2008	Date:	4/7/08

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCOPE OF WORK NO. 1

EXHIBIT A

SCOPE OF WORK

A multi-center, randomized, double-blind, vehicle controlled,

dose-ranging study to evaluate the safety and efficacy of 0.005%,

0.01% and 0.015% PEP005 Topical Gel when used to treat actinic keratoses on the head (face or scalp)

Protocol Number: PEP005-015

IND Number: 70,114

PREPARED FOR

Peplin Operations Pty Ltd

Level 2, Brisbane Portal

1 Breakfast Creek Road

Newstead

Brisbane, Queensland 4006

Australia

BY

TKL Research, Inc.

365 W. Passaic Street

Rochelle Park, New Jersey 07662

March 11, 2008

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Peplin Operations Pty Ltd

SCOPE OF WORK NO. 1

EXHIBITS A-D

TO MASTER CLINICAL SERVICES AGREEMENT DATED 7 APRIL 2008

A MULTI-CENTER, RANDOMIZED, DOUBLE-BLIND, VEHICLE-CONTROLLED DOSE-RANGING STUDY TO

EVALUATE THE SAFETY AND EFFICACY OF 0.005%, 0.01% AND 0.015% PEP005 TOPICAL GEL WHEN USED

TO TREAT ACTINIC KERATOSES ON THE HEAD (FACE OR SCALP)

This EXHIBIT 1-A-D TO MASTER CLINICAL SERVICES AGREEMENT (“Project Agreement”) is entered into as of March 11, 2008 (“Effective Date”), by and between Peplin Operations Pty Ltd, Level 2, Brisbane Portal, 1 Breakfast Creek Road, Newstead, Brisbane, Queensland 4006, Australia (COMPANY) and TKL Research, Inc., 365 W. Passaic Street, Rochelle Park, NJ 07662 (“TKL”). COMPANY and TKL are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, the Parties entered into that certain Master Clinical Services Agreement dated 7 April 2008 (“MSA”), which outlines the rights and obligations of the Parties with respect to services provided and to be provided for COMPANY in connection with the management and conduct of certain clinical trial projects (the “Services”) pursuant to a Project Agreement under the MSA; and

WHEREAS, in accordance with the MSA, the Parties wish to enter into this Project Agreement for the purpose of describing the Services to be performed in connection with a particular study.

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.	DEFINITIONS:

Any capitalized terms not otherwise defined herein shall have the meaning set forth in the MSA.

2.	SERVICES:

TKL shall perform the tasks and provide the Services described on Scope of Work Exhibits A-D.

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.	TERM:

The term of this Project Agreement shall commence as of the Effective Date (the “Start Date”) and shall remain in effect until the completion of the Services, unless earlier terminated in accordance with the terms of the MSA (the “Term”).

4.	DESIGNATED EMPLOYEE FOR REPORTING PURPOSES:

Joseph Suttner, of Peplin Operations USA, Inc. shall be the designated contact on behalf of Peplin Operations Pty Ltd for reporting purposes.

5.	COMPENSATION:

(a)        Total contract price is **** Dollars ($****) which will be invoiced by TKL upon completion of the Services as determined by COMPANY in its reasonable discretion. Payment will be made by COMPANY within thirty (30) days following the receipt by COMPANY of a proper invoice. All payments as described in the Payment Schedule (Exhibit 1-B) will be made via wire transfer. Wire transfer information:

JP Morgan Chase Bank, N.A.

21-10 Saddle River Road

Fair Lawn, NJ 07410

TKL Research, Inc.

365 W. Passaic Street

Rochelle Park, NJ 07662

Routing No./ ABA No. ****

Swift No. for international transfers (****)

TKL Clinical Trials Division Acct. No. ****

(b)        The foregoing represents the total and complete price and costs to be paid to TKL by COMPANY with respect to the Services under this Project Agreement. If any additional or change in services are to be rendered by TKL which are outside of the scope of this Project Agreement, the Parties shall follow the procedures set forth in the MSA prior to implementing any such changed or additional services.

6.	MISCELLANEOUS:

(a)        In addition to the terms set forth in this Project Agreement, TKL shall also comply with all of the terms and conditions of the MSA, all of which shall govern this Project Agreement and the Services. The MSA shall remain unchanged and in full force and effect in accordance with its original terms; provided, however, that to the extent that any of the terms and conditions of this Project Agreement are inconsistent with the terms and conditions of the MSA, the terms of this Project Agreement will govern.

(b)        Each Party hereby represents and warrants that it has full power and authority to enter into this Project Agreement.

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)        This Project Agreement may be executed in counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, each Party has caused this Project Agreement to be executed by a duly authorized representative as of the Effective Date.

COMPANY:

PEPLIN OPERATIONS PTY LTD

By:	/s/ Peter J. Welburn, PhD
Peter J. Welburn, PhD General Manager Australia and Chief Scientific Officer

TKL:

TKL RESEARCH, INC.

By:	/s/ Robert C. Reardon, PhD
Robert C. Reardon, PhD Executive Vice President

Date: 4/7/08

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCOPE OF WORK NO. 1

EXHIBIT A

SCOPE OF WORK

ATTACHED

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

I.	PROTOCOL SYNOPSIS

A.	SPONSOR

The SPONSOR of this project is Peplin Operations Pty Ltd., its legally assigned successor or designee.

B.	TITLE/PROTOCOL #:

A multi-center, randomized, double-blind, vehicle-controlled, dose-ranging study to evaluate the safety and efficacy of 0.005%, 0.01% and 0.015% PEP005 Topical Gel when used to treat actinic keratoses on the head (face or scalp)

Protocol No.: PEP005-015

C.	OBJECTIVES

Primary: To evaluate the safety, toleration and efficacy of 0.005%, 0.01% and 0.015% PEP005 Topical Gel compared to vehicle gel, administered as either a 2 or 3 consecutive day treatment regimen, to a 25 cm2 contiguous actinic keratosis (AK) treatment area on the face or scalp.

Secondary: To evaluate the efficacy of 0.005%, 0.01% and 0.015% PEP005 Topical Gel compared to vehicle gel, administered as either a 2 or 3 consecutive day treatment regimen, to a 25 cm2 contiguous actinic keratosis (AK) treatment area on the face or scalp.

D.	STUDY DESIGN/DURATION

Study Design:

This is a randomized, double-blind, vehicle-controlled, dosing ranging study. Patients will be screened and randomized to one of three PEP005 Topical Gel concentrations (0.005%, 0.01%, 0.015%) or vehicle gel for either a 2 or 3 consecutive day treatment regimen. Patients will be evaluated on the basis of safety, toleration and efficacy through 57 days following study treatment. Treatment satisfaction and QOL will also be evaluated at various timepoints throughout the study. Post-study follow-up visits will be required for all patients with unresolved, treatment-related adverse events (AEs), local skin responses (LSRs), pigmentation and/or scarring at Day 57.

Study Duration:

Two days study medication (Study Days 1 and 2) or three days study medication (Study Days 1, 2 and 3)

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

E.	NUMBER OF SUBJECTS AND INVESTIGATIVE SITES

Approximately 240 patients (30 patients per treatment group; 8 treatment groups) will be enrolled over approximately 3 months at 25 US clinical centers and 3 Australian clinical centers.

II.	SCOPE OF WORK

A.	TKL’s RESPONSIBILITIES

This proposal outlines the proposed responsibilities and activities to be performed by TKL while acting as a consultant to SPONSOR during the conduct of this protocol.

All or part of the activities identified herein will be applicable to the final study protocol and may be shared with or transferred to TKL under Title 21 CFR, Part 312.52, “Transfer of Obligations to a Contract Research Organization.”

TKL’s Senior Project Manager will oversee both the US and the European (EU) components to ensure continuity throughout and across the study sites. “TKL” will be used for all further references to the clinical team. TKL will be responsible for project management and US clinical monitoring.

1.	Protocol

SPONSOR will develop the protocol. TKL will obtain IRB review of the protocol and will assist the SPONSOR in amending the protocol (one amendment if necessary).

2.	Project Management Team

•	Create budget and timeline with input from Clinical Monitoring (CM), Data Management (DM), Medical Writing (MW) for review of protocol and SAE narratives and Quality Assurance (QA).

•

Review protocol and provide comments to SPONSOR. Design study diaries and subjects instructions as per protocol requirements. Prepare/review protocol amendments as needed. Review draft Case Report Form (CRF) upon receipt from (DM) and compile comments from DM sponsor and project management team to achieve a final CRF. Negotiate contractual agreement with printer for the creation of CRF binders. Design source documents.

•

Oversee final US investigator selection, coordinate all needed Pre-Study Site Visits (PSVs) and review CRA PSVs reports. Prepare and negotiate all investigators contractual agreements and create and a study budget grid. Prepare investigator’s regulatory packets for IRB submissions.

•	Identify and negotiate contractual agreement with Medical Monitor.

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

•	Interface and pay CRF printers and coordinate all deliveries to sites.

•	Create essential site study documents (i.e., Patient Tracking Log (PTL), temperature log, study drug dispensation log, etc.)

•

Manage all sites’ (US only) study activities such as subject enrollment, AE and protocol deviations. Communicate with SPONSOR daily/weekly as needed. Coordinate and conduct team meetings with the SPONSOR. Track Clinical Research Associates (CRA) visit schedule and review all CRA monitoring reports. Collect documentation from Australian sites for the Trial Master File.

•	Review invoices and authorize payments to CRF vendor only.

•

Coordinate site closeout visits with CRAs and review reports. Track clinical supplies from sites. Review Trial Master File (TMF) for completeness and prepare for duplication for TKL archive and ship original to SPONSOR.

3.	Investigator Identification and Selection

TKL will provide the SPONSOR a list of potential investigators for approval. The list of potential centers to be visited for qualification will be based on TKL’s investigator’s database. All sites will be prescreened by completing a Feasibility Questionnaire, followed by detailed, comprehensive telephone screening to determine subject database. Sites deemed acceptable will be scheduled for a Pre-Study Site Visit (PSV). Approximately 3 US sites will be qualified through PSVs as required.

TKL will develop subcontracts with 25 qualified US investigators to enroll and complete the study in the expected time frame. An investigator will be included only if a subcontract acceptable to TKL is signed by the investigator. SPONSOR will review and approve proposed investigators recruited by TKL before subcontracts may be finalized between TKL and such investigators. Subcontracts with 25 investigators can be completed within two months of contact. It is estimated that each site will randomize approximately 10 subjects.

SPONSOR will develop subcontracts with 3 qualified Australian sites to enroll and complete the study in the expected time frame. It is estimated that each site will randomize approximately 10 subjects.

4.	Pre-Study Site Qualification Visit

This site visit will be arranged after the potential investigator has undergone a comprehensive telephone interview and has submitted a detailed and acceptable budget, or has indicated that the site budget will be within projected range acceptable to TKL. The objectives of the visit will be to assess the investigator’s subject population and determine the suitability of the site to meet the needs of the protocol. A detailed site-approval checklist will be completed for review prior to final site selection. It is anticipated that TKL will perform the pre-study site visits. However,

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

if SPONSOR so requests, SPONSOR may perform or accompany TKL personnel on one or more of these visits.

5.	Establish Investigator’s Study File

A file of documents critical to study conduct will be established by TKL for the investigator to maintain at the investigational site. The purpose of this file is to document the nature, progress, and performance of the study and to facilitate the inspection by representatives from FDA, SPONSOR and TKL. The contents of this file will be maintained by the investigator in a document binder provided to the investigator by TKL at the time of study initiation.

6.	Establish and Maintain Trial Master File

A master trial file critical to study conduct will be established and maintained by TKL for both US and Australian sites. The purpose of this file is to document the nature, progress, monitor performance of the study and to facilitate the inspection from the FDA and SPONSOR. The contents of this file will be maintained by TKL in a secure file cabinet from the time of study initiation.

7.	Regulatory Aspects

TKL will assist the US investigators in obtaining IRB approval. TKL will also collect and review all necessary regulatory documentation such as FDA-1572s, CVs, and approved Subject Informed Consent Forms and assure they meet SPONSOR specifications. TKL will forward completed investigator documentation packages, including completed clinical supply requests to SPONSOR for review and execution.

If an investigator fails to provide the above described regulatory documentation, including IRB approval, within 6 weeks after acceptance of their subcontract with TKL, SPONSOR may, at its discretion, reject the investigator and require TKL to recruit a replacement acceptable to SPONSOR.

TKL will track IRB approval dates. Additionally, TKL will distribute safety reports and safety notifications provided by SPONSOR to the investigators and assist them with IRB submissions for these documents.

SPONSOR will retain the responsibility for the following regulatory activities: i) serious adverse event reporting; and ii) reporting of additional of new investigators to the FDA. Responsibility for any of these activities may be assigned to or shared with TKL at a later date if SPONSOR determines that internal resources will be insufficient to accomplish these tasks.

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.	Preparation of Study Materials

TKL will be responsible for the development and review of source documents, Case Report Forms (CRFs), annotated CRFs and ICF. TKL will be responsible for printing (NCR) and shipping of the CRFs.

9.	Clinical Study Drug

SPONSOR will provide packaged and labeled study drug. TKL will be responsible for ensuring that all study drug, used and unused, is returned for disposal at the end of the clinical study.

TKL and Australian monitors will check the drug records and document the date of receipt, quantity and lot numbers of all study materials shipped to the study site. Unused study materials will be inventoried, documented and returned to SPONSOR, or a designee. The shipment date, quantity and lot numbers of returned materials will also be documented.

TKL will require the investigator to maintain an accurate and up-to-date dispensation record which will be checked at each visit. That record will include the date and the amount of study medication dispensed to the subject, the amount used, and the date and quantity of study drug returned by the subject, as well as the signatures of the dispenser and collector.

10.	Clinical Third Party Vendors

a.	Central Laboratory

SPONSOR will select and contract with a central laboratory for all clinical safety labs required by the protocol and TKL will manage all aspects from the site and laboratory perspective.

b.	Photographic Medical Imaging

SPONSOR will select and contract with a medical imaging laboratory to document and store all medical images. TKL will be responsible for managing all aspects from the site and laboratory perspective.

c.	IVRS for Randomization

SPONSOR will select and contract with an IVRS company to randomize all patients. TKL will be responsible for managing all aspects from the site and the IVRS perspective.

11.	Investigator Meeting

SPONSOR will plan and coordinate an investigator meeting to be attended by the investigators and assistants from each study site as well as representatives from TKL.

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

The meeting will be presented jointly by SPONSOR’s and TKL at a location and date to be determined.

The objective of this meeting will be to orient the investigators to the requirements of the protocol with specific attention devoted to subject selection and qualification, randomization scheme, efficacy measurement devices, interview procedures, and investigator assessments of subject progress so as to standardize methodologies across investigative sites. Case Report Forms will be reviewed with detailed discussions of the correct procedures for completing them. The obligations of the investigators conducting investigational drug studies will be presented. All investigators who do not attend the investigator’s meeting will be initiated by a TKL CRA. Initiations will occur after the site has a fully executed contract, IRB approval, and all study materials, clinical supplies and study drug have been delivered to the site. It is estimated that TKL will conduct 5 sites initiations.

12.	Clinical Monitoring

Site Initiation, Training and Clinical Monitoring

–        Study Initiation Site Visit

All Clinical Research Associates (CRAs) will conduct training sessions for the investigator and assistants at each study site. The procedures for implementing the protocol will be discussed, including: a review of the protocol objectives, assessments and timelines; source documentation requirements; and procedures for completing and submitting CRFs. The obligations of the investigators in conducting investigational drug studies will also be reviewed and clinical supplies will be inventoried at this visit. It is estimated that TKL will conduct 5 sites initiations.

–        Interim Study Site Visits

The first interim site visit will be scheduled after the first 1 or 2 subjects have been enrolled into the study. This close monitoring schedule will assure that the site is conducting the study as described in the protocol and determine if there are any significant problems at the site.

TKL will re-visit each site approximately every 6 weeks. The monitor will review and send completed CRFs to TKL for interim analyses. Each monitor visit will also determine that the investigator is fulfilling his obligations as outlined in the protocol, to review CRFs completed by the investigator and to ensure that the facilities being used continue to be acceptable.

While on-site, the CRA will review 100% of all source documents and CRFs to assure they will be complete, legible and accurate and to verify the following:

•	each subject has given informed consent to participate in the study as indicated by a duly signed consent form for each subject enrolled;

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

•	each subject is qualified to participate in the study and conforms to the entrance and exclusion criteria set forth in the protocol;

•	entrance and exclusion forms will be signed and dated by the investigator;

•	subject medical histories and past medication records in the investigator’s files will be consistent with entries in the CRFs;

•	physical examination records will be consistent with medical histories;

•	concomitant medication or other therapy administered to the subject is permitted by the protocol;

•	visit intervals, dosing schedules, assessments and tests were performed according to protocol guidelines and at the prescribed times;

•	concordance exists among reports of intercurrent illness, subject complaints (AEs), physical examinations, and concomitant medications;

•

primary subject records (i.e., charts, office files, subject dosing diaries) will be compared to CRFs to assure the accuracy and legitimacy of the data. A 100% source document verification shall be performed;

•	data queries will be resolved, that each resolution is properly documented, and that documentation of all resolutions is available with the subjects’ records;

•	premature termination forms have been properly completed permitting correct subject accountability.

The adequacy of the site will be reviewed to assure that:

•	the site is in compliance with the institution’s IRB and federal guidelines;

•	clinical supplies continue to be accurately accounted for and stored correctly;

•	personnel participating in the study will be correctly documented and certification, if required, is current;

•	documentation related to the conduct of the study is complete and current including all communication among the investigator, the IRB, SPONSOR, and TKL;

•	subject recruitment and enrollment is proceeding at a reasonable rate;

•	CRFs will be being completed correctly and in a timely manner.

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Monitored CRFs will be transmitted directly to the data processing center at TKL, all CRFs will be logged in upon receipt and tracked through the data management process.

–        Close-out Study Site Visit

A close-out site visit will be performed at each site after datalock. All remaining clinical supplies will be inventoried and returned to SPONSOR or its designee, the investigator’s files will be reviewed to assure that all records related to the conduct of the study will be included. The CRA will verify that the investigator’s IRB was notified that the investigation concluded and that a copy of that notification was forwarded to TKL.

–        Monitoring Reports

TKL will prepare written reports documenting each on-site monitoring visit using standard TKL monitoring forms. Additionally, status reports concerning enrollment status and site visit activity for each site will be sent to SPONSOR weekly. The reports will include a list of any subjects discontinued from the study during the previous week, along with reasons for discontinuation.

–        Monitoring and Reporting Adverse Drug Reactions

TKL will provide a Medical Monitor for both US and Australian sites. The medical monitoring of trial will begin one month prior to the first day of enrollment and will commence one month after last-subject/last-visit. The definition for Serious Adverse Events which must be reported within 24 hours and the form to be used for the reporting of this information to the Medical Monitor/SPONSOR will be described in the protocol.

The principal investigator/sub-investigator will be instructed to report all serious adverse events (including life-threatening adverse events or death) to TKL Project Management during business hours and to the Medical Monitor after business hours by telephone or facsimile within 24 hours of discovery. TKL will obtain follow-up information regarding such events. TKL will forward any information compiled on each SAE to SPONSOR.

SPONSOR will be responsible for the determination of which events reported by the investigators warrant FDA notification and for the preparation and filing of the summary to FDA. TKL will distribute any such reports to the investigators and assist them with the IRB notification.

13.	Staff

TKL represents and warrants that it has the facilities, professional, technical, and clerical staff, experience, and expertise sufficient in quality and quantity to assure a

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

successful and timely completion of the monitoring, data management, statistical, and writing activities.

TKL will designate one contact person, the Project Manager, to serve as the coordinator and primary contact between SPONSOR and TKL for the duration of the activity.

TKL will use all reasonable effort to ensure the continuity of personnel assigned to the project. If a change in staff occurs, that change will be discussed in advance with SPONSOR.

TKL represents and warrants that it will not permit any individual who has been disqualified and/or debarred under Section 306 of the Federal Food, Drug and Cosmetic Act (as amended by the Generic Drug Enforcement Act of 1992), 21 U.S.C. 336, to perform any Services, or any portion thereof, pursuant to this Agreement.

14.	SOPs and Operational Guidelines

Any Standard Operating Procedures (SOPs) and study guidelines to be followed by TKL during the course of this project will be made available by SPONSOR prior to activity initiation. In the absence of SPONSOR SOPs, TKL SOPs will be followed. Additional SOPs and guidelines may be adopted at a later date as agreed upon by both SPONSOR and TKL to accommodate changes in the protocol, FDA requirements, and/or corporate policy of either TKL or SPONSOR.

15.	Discontinuation and Replacement of Investigators

The Sponsor shall have the right to discontinue an investigator who is unable to enroll subjects who satisfy the Protocol inclusion and exclusion criteria according to the projection of full enrollment at approximately 1 month, defined by the date investigator receives drug supplies and CRF books. SPONSOR shall have the right to discontinue an investigator who does not comply with the Protocol. If an investigator is discontinued, TKL will be responsible for recruiting a replacement acceptable to the SPONSOR.

16.	Data Management

TKL will be responsible for data management, which will include four (4) interim data transfers. TKL study monitors will interact with the data management for the resolution of queries and adverse events.

Data Management

TKL will assign a qualified lead Clinical Data Coordinator or Clinical Data Manager (CDM) to the study project. The lead CDM will be responsible for design, preparation, and delivery of a complete database accurately reflecting the data collected in the study, in accordance with Good Clinical Practices and all regulations

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and conventions governing electronic data supporting applications to regulatory agencies (e.g., 21 CFR Part 11).

The CDM will collaborate with the study sponsor and other appropriate members of the project team to design and prepare a Case Report Form (CRF) for the collection of clinical data as required by the study protocol and the investigational site. The CDM will also collaborate with other parties, such as external laboratories, assigned to collect data for the clinical study, to transmit these data in electronic formats. The CDM will document the receipt and disposition of all CRF data and other study data, and will store these data in a secure manner. Paper data sources will be stored in a controlled access area protected from fire or water damage. Electronic data sources will be stored on the TKL computer network, protected by appropriate user access controls, daily backups, and disaster recovery procedures. At the end of the study, or at pre-determined interim time points during the study, the CDM will transfer the database along with all source documents and materials as requested to the sponsor and/or archive the materials in a secure manner for a minimum of 5 years.

The CDM will prepare a design specification document for the clinical study database, a Data Management Plan, which will include a description of the final database, with data set or table names, variable or field names and formats (domain data set definitions); an annotated CRF showing the correspondence of all CRF data items with their locations in the database; guidelines for CDM review of the source data before data entry; guidelines and conventions used in data entry; a description of formats of electronic data sources; identification of coding formats and dictionaries to be applied; and specification of edit checks to be applied by computer program or visually in quality review of the database.

The CDM will design a study-specific computer application using a validated Data Management system to permit double-key data entry and subsequent review and modification of the data by authorized staff only. The Data Management system will ensure that data entry and all changes to the data will be automatically registered in an electronic audit trail, showing the date, time, author, and reason for the change. The audit trail will be available for review at any time. TKL Data Management staff will enter and review the data and ensure the accuracy of the data through prescribed quality control checks.

The CDM will design and execute a set of quality control checks and reviews on an ongoing basis during the process of database compilation. These checks will be designed specifically for the study to ensure that the data will be complete, within expected ranges, and self-consistent. As necessary, the CDM will issue queries to the clinical sites in order to reconcile discrepancies in the data. The CDM will maintain an account of all such queries issued and resolved, and update the database accordingly.

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Qualified Data Management staff will assign preferred term codes from standard dictionaries as required by the protocol. Preferred term assignments will be reviewed by TKL clinical staff familiar with the medical terminology.

The CDM will track and report the status of the clinical database, providing regular updated statements of the number of CRFs received, entered, and verified. The CDM will also be responsible for providing listings of data for status and quality reviews as required.

When all study data have been entered and verified, and all queries have been resolved, the TKL Quality Assurance (QA) department will perform a systematic audit of the database compared to the data sources and the Data Management Plan to verify their correspondence and agreement. When all verification and QA activities have been completed, the database will be “locked” to prevent further modifications, following approvals of the sponsor and other members of the project team as appropriate.

The CDM or database programmer will deliver the final database in a format to be determined together with the sponsor, to the statistician for analysis and/or to the sponsor for distribution and archival.

Data Management at TKL is performed in accordance with SOPs which will be available for sponsor review on the premises of TKL.

Biostatistics

Sponsor will be responsible for the Biostatistical aspects of this trial.

Medical Writing

TKL will assign a lead medical writer to write all SAE narratives that occur during the study.

B.	THE PEPLIN, INC. (SPONSOR) RESPONSIBILITIES

1.	SPONSOR will identify one individual to serve as primary contact for this project.

2.	SPONSOR will provide packaged and blinded study drug.

3.	TKL will permit SPONSOR’s representatives to examine the records and facilities of TKL visited study sites, and monitor the work performed hereunder, at reasonable times mutually agreed upon by the parties and in a reasonable manner, to determine whether TKL’s performance is in compliance with the Protocol, guidelines, and relevant FDA regulations. Although SPONSOR will possess the right to do so, it will not be obligated to do so.

4.	SPONSOR will provide the Investigator’s Brochure and final protocol.

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

III.	PROPOSAL SUMMARY

A.	PROPOSAL ASSUMPTIONS

Assumptions related to this proposal development will be based on a study protocol dated February 19, 2008. The assumptions presented below will be subject to revision should the scope of the project or the requirements of SPONSOR change.

1. Number of centers:	25 US sites and 3 Australian sites

2. Number of subjects:	240

3. Subject participation required:	57 Days

4. Subject enrollment period:	3 Months

5.      TKL will assist sites to obtain IRB approval of the protocol and consent form. A central IRB will be used for any site that does not require approval from a local IRB. Assume that institutional sites must use internal IRB.

6. TKL to be responsible for administration of investigator contracts and payments.

7. SPONSOR will supply packaged and labeled study drug.

B.	PROPOSED MONITORING SCHEDULE

1.	Approximately 158 site visits will be required to monitor this protocol in the U.S.

a.	We estimate 3 US Pre-Study Site Visits (PSVs). Each PSV will take 1/2 monitoring day.

b.	We estimate 5 Site Initiation Visits (SIVs). Each SIV will take 1 monitoring day.

c.	We estimate 125 Interim Monitoring visits (IMs), 5 IMVs per site. Each IM visits will take 1 monitoring day.

e.	We estimate 25 Close-Out Visits (COVs). Each COV will take 1 monitoring day.

* The Sponsor will be responsible for Monitoring the sites located in Australia

C.	INVESTIGATOR GRANTS

Investigator contracts and grants will be directly administered through TKL for US sites only. Investigators will be required to submit a written estimated budget worksheet prior to final site selection. Payment for screen failures will be based on activities performed to the point where a subject was excluded. Investigators with excessive screen failures may be discontinued by SPONSOR. The Sponsor will be responsible for payment to the Australian Investigators.

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

D.	IRB REVIEW

TKL will assist SPONSOR with obtaining IRB approval of the protocol and consent form. Where acceptable and appropriate, a centralized IRB will be utilized for review. Costs for IRB review will be passed through to SPONSOR.

IV.	COSTS

Time and cost estimations contained in this proposal represent TKL’s best effort to define the responsibilities and activities based on forecasts that can be rendered from current information. TKL will be conducting in-depth interview with pre-selected Investigators in order to determine recruitability of this study. Budgets and terms of payments will be provided in the Contract Exhibit.

V.	PAYMENT SCHEDULE

The payment schedule for this project will be based on the agreed schedule provided in the MSA

Obligations

TKL represents and warrants that it will perform its obligations and responsibilities hereunder in keeping with all federal, state, and local laws and regulations and with all policies and procedures of the FDA.

In the event of any material error or failure by TKL to perform the services described under the proposed agreement, TKL shall, at SPONSOR’s election, repeat the services described under the proposed agreement at TKL’s own expense or repay to SPONSOR the fees associated with the particular service(s). TKL shall not, under any circumstances, be liable for incidental or consequential damages attributable to any such error or failure to perform. It is the purpose and intent of the proposed agreement that SPONSOR shall evaluate the data submitted by TKL and shall make and be solely responsible for the decisions and policies made or to be made on the basis of these data.

Independent Contractor

The executed Agreement shall not be construed as creating any employment or agency relationship between SPONSOR and TKL. It is understood that TKL will be acting as an independent contractor.

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCOPE OF WORK NO. 1

EXHIBIT 1-B

BUDGET SUMMARY AND PAYMENT SCHEDULE

The total budget for this project is $****. Payments are to be made as follows:

TKL Direct Costs:

•	Internal Costs: ($****)

****% Upon signing of the Exhibit	$****
****% First patient screened	$****
****% Upon 50% of enrollment	$****
****% Upon full enrollment	$****
****% Upon last subject off-study	$****
****% Upon database lock	$****
****% Upon TMF transfer	$****

Pass-Through Costs:

•	Payment for Site Costs ($****) will be made based on meeting milestone objectives. All invoices will be paid within 30 days of invoicing as follows:

****% Upon IRB approval	$****
****% Upon first patient enrolled	$****
****% Upon 50% of enrollment	$****
****% Upon 100% of (or final) enrollment	$****
****% At last patient completed	$****
****% Upon site closeout	$****

At the completion of the study, all Site Costs paid based on milestones will require a final accounting and must be supported by back up documentation. TKL agrees that if on the basis of a final accounting the Sponsor has overpaid that TKL will refund the overpayment within 30 days of final accounting.

•	All pass-through expenses ($****) will be billed on a monthly basis accompanied by back-up documentation. TKL invoices are payable upon receipt of the invoice.

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCOPE OF WORK NO. 1

EXHIBIT B

SUMMARY BUDGET PROPOSAL

ATTACHED

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCOPE OF WORK NO. 1

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT B

Summary Budget Proposal

Phase II Actinic Keratoses on the head, (face or scalp)

PEP005-015

March 11, 2008

Assumptions:	25	U.S. sites, 3 Australian sites
	240	subjects
	3	month enrollment
	2	month treatment

Internal Costs		Cost

Project/Site Management	(13 months )	$****

Monitoring (U.S. Only)	( 3 PSV, 5 SIV, 125 1-DIM, 25 COV )	$****

Recruitment Management	( U.S. Only - PEP Related )	$****

Data Management		$****

Biostatistics		$****

Medical Writing	( Protocol Review Only )	$****

SAE Narratives		$****

Quality Assurance		$****

Pharmcovigilance		$****

Document Archiving Fee		$****

	Sub-Total	$****

Pass-Through Expenses

Advertising ( U.S. Only )		$****

Advertising Expenses ( PEP Related )		$****

IRB ( U.S. Only )		$****

CRF Printing		$****

Investigator Meeting	15 attendees - $****/person	$****

Site Costs*	( U.S. Sites Only )	$****

Photography		$****

Monitoring Travel		$****

Miscellaneous (supplies, translations, international calls etc.)		$****

Shipping		$****

	Subt-Total	$****

	Grand Total	$****

• Assumes:	$****/site preparation fee	$****/screen failure (maximum 5/site)
$****/completed patient

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCOPE OF WORK NO. 1

EXHIBIT C

DRAFT STUDY TIMELINE

Peplin Actinic Keratoses Protocol No. PEP005-015
DRAFT	Target Date	Revision ****	Actual Date
Pre-Study
Protocol Finalized	****		****
Case Report Forms
Draft CRFs	****	****
Sponsor Comments Returned	****	****
CRFs final (Post IM)	****	****
CRF Sent for Printing	****	****
Delivery to sites (**** to ****)	****	****
Draft Source Documents	****	****
Final Source Documents	****	****
Initiation / Enrollment
Preliminary Site Selection Finalized	****		****
Site/TKL Contracts finalized	****
Regulatory Packages Sent to Sites (rolling)	(first) ****		****
Return Site Regulatory Documents to TKL (rolling)	(last) ****
Investigator’s Meeting	****-****
Vendors
IVRS Testing	****
Covance Supply Arrival Date
Canfield Camera shipment to Sites	****
Central IRB Process
a) Initial IRB Submission (Quorum)	****		****
b) Project Approval	****
c) Final Site Submission (Australia ****)	****
d) Final Site Approval (Australia ****)	****
IRB Project & Site Approvals to Sponsor	****
Almac Site Activation/Drug Shipment to Sites	****
PEP Media Flights Begin	****
Start-up FPI	****
Contracted FPI	****
LPI (3 month enrollment period)	****	****
LPO	****	****
Site Closeouts	****-****
Data Management Process
Draft DMP	****

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Final DMP	****
First CRF In-House	****
Data Entry Begins	****
First Data Transfer	****
Second Data Transfer	****
Last CRF In-house	****	****
Third Data Transfer	****
Data Entry Complete	****	****
Data Listings to QA	****
Blinded Data Review Meeting	****
QA Review Complete	****
Database Lock	****	****
Final Data Transfer	****	****

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCOPE OF WORK NO. 1

EXHIBIT D

CANCELLATION FEES

AND

PROJECT MANAGEMENT ALLOCATION

	PreStudy				Enrollment			Treatment		Close Out
AK	Mo. 1	Mo. 2	Mo. 3	Mo. 4	Mo. 5	Mo. 6	Mo. 7	Mo. 8	Mo. 9	Mo. 10	Mo. 11	Mo. 12	Mo. 13
Project Management	$****	$****	$****	$****	$****	$****	$****	$****	$****	$****	$****	$****	$****
Clinical Monitoring	$****	$****	$****	$****	$****	$****	$****	$****	$****	$****	$****	$****	$****
TOTAL MONTHLY CHARGE	$****	$****	$****	$****	$****	$****	$****	$****	$****	$****	$****	$****	$****

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.